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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

                             The Board of Directors
                          CVF Technologies Corporation:



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of CVF Technologies Corporation for the registration of 2,502,937 shares of its common stock and to the incorporation by reference therein of our report dated March 24, 2000, with respect to the consolidated financial statements of CVF Technologies Corporation included in its Annual Report (Form 10- KSB) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP



/s/ Ernst & Young LLP
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July 24, 2000
Kitchener, Ontario, Canada